EXHIBIT B

Form of Lock-Up Agreement

, 2013

Johnson Rice & Company L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113

As Representative of the several

Underwriters

RE:                           Sanchez Energy Corporation (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.01 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares.  The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the representative of the several underwriters.  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting arrangement with the Company with respect to the Offering.  Capitalized terms used, but not defined, in this agreement shall have the meaning given to such terms in the Underwriting Agreement to be entered into between Johnson Rice & Company L.L.C., as representative of the several underwriters named therein (the “Representative”), and the Company (the “Underwriting Agreement”).

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, and will cause any spouse or immediate family member of the undersigned or such person living in the undersigned’s household (a “Family Member”) not to, without your prior written consent, which consent may be withheld in your sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enter into a swap or other derivatives transaction that transfers to another, in whole or in part, any economic benefits or risk of ownership of such Shares, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period”); provided, that if at any time during the Lock-up Period the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and if (A) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless you waive, in writing, such extension, except that such extension will not apply if (i) at

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the expiration of the Lock-up Period, the Shares are “actively traded securities” (as defined in Securities Exchange Commission Regulation M) and (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.  The foregoing sentence shall not apply (a) to bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this letter agreement for the remainder of the Lock-Up Period, (b) to dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this letter agreement for the remainder of the Lock-Up Period, (c) to the pledge of any Shares or other securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided that such Shares or other securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the Lock-Up Period, (d) to distributions to members, stockholders or partners provided that the recipient of such Shares or other securities agrees to be bound by the terms of this letter agreement for the remainder of the Lock-Up Period, or (e) in connection with the vesting of any Shares or other securities issued under restricted stock awards (including a disposition of Shares to satisfy tax withholding obligations upon vesting) or the exercise of options (provided that any such securities received upon exercise shall be subject to the provisions of this letter agreement for the remainder of the Lock-Up Period).  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.  In addition, notwithstanding this letter agreement, the undersigned may sell securities of the Company acquired in the open market after the closing of the Offering, so long as such sale does not require any filing with the Securities and Exchange Commission or regulatory body or any public announcement, under the Securities Exchange Act of 1934, as amended, or otherwise.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.  In furtherance of the forgoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative of the several Underwriters, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.  In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

It is understood that, if the Underwriting Agreement (as defined above) does not become effective or is not executed and delivered by the parties thereto by September 30, 2013, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be automatically released from all obligations under this letter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.  This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

The undersigned acknowledges and agrees that whether or not any Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between you and the Company.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)